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                                  EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors
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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of CardioVascular Dynamics, Inc. of our report dated March 15, 1996, except for Note 11, as to which the date is May 13, 1996, with respect to the financial statements and schedule included in its Prospectus on Form S-1 for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP


July 10, 1996